Exhibit 3.8

Business Number C5644 - 1998 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244421171 Filed On 10/23/2024 8:12:00 AM Number of Pages 4

Filed in the Office of	Business Number C5644-1998
[signature]	Filing Number 20244421171
Secretary of State State Of Nevada	Filed On 10/23/2024 8:12:00 AM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Omega International Group, Inc. Entity or Nevada Business Identification Number (NVID): NV19981170702
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Or × No action by stockholders is required, name change only.
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 10/15/2024 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: x The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) The name of the corporation has been changed to Holistic Asset Finance Group Co., Ltd. (attach additional page(s) if necessary)
6. Signature: (Required)	X Yang Hsiao-Wen CEO Signature of Officer or Authorized Signer Title X ______ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

The name of the corporation has been changed to Holistic Asset Finance Group Co., Ltd.

This form must be accompanied by appropriate fees.

State of Nevada
DEPARTMENT OF BUSINESS & INDUSTRY
DIVISION OF MORTGAGE LENDING
3300 West Sahara Avenue, Suite 285
Las Vegas, NV 89102
(702) 486-0782 Fax (702) 486-0785

DATE: October 22, 2024

TO: Secretary of State, Corporation Division

FROM: Alma Bernal, Administrative Assistant II

RE: Holistic Asset Finance Group Co., Ltd.

* *

The Division of Mortgage Lending is in receipt of a request for permission to file as Holistic Asset Finance Group Co., Ltd., with the Nevada Secretary of State. As applicable, and pursuant to Chapter 78 of the NRS, the Division has no objection to this firm filing their corporate name or their business purpose utilizing the word "financial" or "mortgage".

JOE LOMBARDO
Governor

STATE OF NEVADA
DEPARTMENT OF BUSINESS AND INDUSTRY
DIVISION OF MORTGAGE LENDING
3300 West Sahara Avenue, Suite 285
Las Vegas, NV 89102
(702) 486-0782 Fax (702) 486-0785
http://mld.nv.gov

DR. KRISTOPHER SANCHEZ
Director

CATHY SHEEHY
Commissioner

October 22, 2024

Yan CUI
Holistic Asset Finance Group Co., Ltd.
Level 16, 175 Pitt Street,
Sydney NSW Australia 2000

Dear Yan CUI:

The Division of Mortgage Lending is in receipt of your request for permission to file as Holistic Asset Finance Group Co., Ltd., with the Nevada Secretary of State. On condition your company does not conduct any licensable escrow agency, mortgage company, mortgage servicer, or loan modification/foreclosure consultant activity pursuant to NRS Chapters 645A, 645B, and 645F, the Division respectfully grants approval pursuant to Chapter 78 of the NRS, for filing with the Nevada Secretary of State's Office as Holistic Asset Finance Group Co., Ltd.

Please be advised if Holistic Asset Finance Group Co., Ltd., conducts any activity consistent with the above-referenced NRS 645 chapters, a license is required. Conducting unlicensed activity in Nevada is subject to administrative action and/or fines.

Please also be advised that this approval to file should not be construed as an approval of other licensing requirements, as the case may be, by the State of Nevada.

Sincerely,

Alma Bernal

Alma Bernal
Administrative Assistant II